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                                                                    Exhibit 99.4

                         CORPORATE GOVERNANCE GUIDELINES

                                       OF

                                 CELERITEK, INC.

            (as adopted by the Board of Directors on March 27, 2003)



I.    THE PRINCIPAL FUNCTIONS OF THE BOARD OF DIRECTORS.

      The Role of the Board of Directors.

      The fundamental role of the Board of Directors (the "Board") is to exercise its business judgment to act in what the directors reasonably believe to be the best interests of Celeritek, Inc. ("Celeritek") and its shareholders. It is the duty of the Board to oversee the Chief Executive Officer ("CEO") and other senior management in the competent and ethical operation of Celeritek on a day-to-day basis. To satisfy this duty, the directors will set standards to ensure that Celeritek and its management are committed to business success through maintenance of the highest standards of responsibility and ethics.

      Approve Strategic Direction and Annual Operating Plan.

      The Board reviews and approves Celeritek's long-term strategic plans, as well as its yearly goals and annual operating plan. On an ongoing basis, the Board monitors Celeritek's performance against its operating plan and against the performance of its peers.

      The Board also stays abreast of economic, regulatory and political trends and developments that may affect Celeritek's strategic direction.

      Evaluate the Chief Executive Officer.

      The CEO shall meet with the Board to develop appropriate goals for the CEO for the next year. At year end, the Board will conduct a review of the CEO's performance to ensure that the current CEO is providing the best leadership for Celeritek, from a short, intermediate and long-term perspective.

      Review Management Performance and Compensation.

      The Compensation Committee evaluates the compensation plans, policies and programs for officers and other employees to ensure they are appropriate, competitive and properly reflect the Celeritek's objectives and performance.

      The Compensation Committee annually reviews and approves the compensation, including equity compensation, for the CEO and other officers.


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      Manage Succession Planning.

      The Board and the Corporate Governance and Nominating Committee shall plan for succession to the position of CEO and evaluate potential successors to the CEO.

      Advise and Counsel Management.

      The Board and its various committees advise and counsel to management both in formal Board and committee meetings and through informal, individual director's contacts with the CEO and other members of management.

      The Board is composed of individuals whose knowledge, background, experience and judgment are valuable to Celeritek. Board members have full access to management and other employees as well as to Celeritek's records and documents. The Board may also seek legal or other expert advice from a source independent of management.

      Monitor and Manage Potential Conflicts of Interest.

      All Board members must inform the lead independent director (as discussed in Section III below) of all types of transactions between them (directly or indirectly) and Celeritek, prior to their conclusion, even if such transactions are in the ordinary course of business.

      The Board should ensure that neither the Board nor the officers abuse corporate assets or enter into any unlawful related-party transactions. The Board or the Audit Committee shall review all related-party transactions, and the Audit Committee shall review and approve all related-party transactions for which audit committee approval is required by the rules of the Nasdaq Stock Market.

      Ensure the Integrity of Financial Information.

      The Audit Committee ensures the integrity of Celeritek's accounting and financial reporting systems, including the independent audit, and that appropriate systems of control are in place, in particular systems for monitoring risks, financial controls, and compliance with the law. The Audit Committee reports to the Board on a regular basis, and the Board, upon the recommendation of the Audit Committee, takes such actions as are necessary to ensure the integrity of Celeritek's accounting and financial reporting systems and that appropriate controls are in place.

      Monitor the Effectiveness of Governance Practices.

      The Board is responsible for keeping up to date on best governance practices. The Board, working together with management and the Corporate Governance and Nominating Committee, determines Celeritek's governance practices. To promote better governance, the Board will keep abreast of the rules and regulations of Congress, the Securities and Exchange Commission and the various self-regulatory organizations such as the Nasdaq Stock Market and


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the New York Stock Exchange. The Board will monitor the way Celeritek governs itself, including reviewing whether there are alternatives or new ideas that would strengthen Celeritek's governance structures.

II.   BOARD STRUCTURE AND COMPOSITION.

      Independence.

      The Board shall have a majority of directors who meet the criteria for independence established by applicable law, including the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission, and the Nasdaq Stock Market.

      Nomination of Directors.

      The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of Board members as well as the composition of the Board as a whole. The Corporate Governance and Nominating Committee, in accordance with its charter and principles, will identify candidates for membership on the Board and recommend the nomination of such candidates to the Board. The decision to recommend nominees to the Board shall be based on each nominee's character, diversity, skills, judgment, and experience in such areas as operations, technology, finance, marketing, manufacturing and the general needs of the Board, including the applicable independence requirements.

      Board Size.

      The Board currently has six members. The Board shall review from time to time the appropriateness of its size. The Board would consider expanding its size to accommodate outstanding candidates, within the limits specified by Celeritek's bylaws.

      Board Term and Tenure.

      Each director is elected for a one-year term at Celeritek's annual meeting of shareholders. The Corporate Governance and Nominating Committee will periodically review the appropriateness of each Board member's continued service.

      The Board does not believe it should establish term limits, because directors who have developed increasing insight into Celeritek and its operations provide a valuable contribution to the Board as a whole.

      Orientation and Continuing Education.

      New directors must participate in an orientation process that includes presentations and materials that review Celeritek's business strategies, its financial and accounting systems and risk management controls, its code of business conduct and methods and compliance programs,


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and its internal and independent auditor. The orientation will include an introduction to Celeritek's senior management, a visit to Celeritek's corporate headquarters and to the extent practicable its significant facilities. Incumbent directors are also invited to attend the orientation program.

      The Board believes that ongoing education is important for maintaining a current and effect Board. Accordingly, incumbent directors are encouraged to participate in on-going continuing director education programs.

      Selection of Chairman and Chief Executive Officer.

      The Board does not have a policy on whether or not the roles of CEO and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The Board believes these issues should be considered from time to time as part of the Board's broader review of corporate governance principles.

III.  BOARD MEETINGS AND OPERATIONS.

      Number of Meetings.

      The Board shall meet at least quarterly in regularly scheduled meetings but shall meet more often as necessary.

      Preparation and Participation in Meetings.

      Generally, information that is important to the Board's understanding of the business to be conducted at a Board or committee meeting should be distributed in writing to the directors prior to the meeting, so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the materials. Information may include summaries, reports and other materials prepared by management and/or third parties. Particularly sensitive subject matters may be discussed at the meeting without advance distribution of written materials.

      Board members are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings, and to spend the time needed and meet as often as necessary to properly discharge their obligations. Each Board member is expected to ensure that other commitments do not materially interfere with the director's service to Celeritek.

      Directors should advise the Corporate Governance and Nominating Committee of any invitations to join the Board of any other public company prior to accepting another directorship.

      Agenda for Meetings.

      The Chairman of the Board will establish the agenda for each Board meeting and distribute it in advance to the Board. At the beginning of each year the Chairman will, to the


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extent foreseeable and practicable, set a schedule of agenda items to be discussed during the year. Each Board member is free to suggest the inclusion of items on the agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting. Ample time shall be scheduled for Board meetings to assure full discussion of important matters.

      Meetings of Independent Directors.

      The Board's policy is to have a separate meeting time for the outside directors, outside the presence of the CEO and any employee directors. Such meetings should occur on at least a quarterly basis. One independent director will be selected by the outside directors and will assume the responsibility of chairing the regularly scheduled meetings of outside directors and bear such further responsibilities that the outside directors as a whole might designate from time to time. The identity of such "lead independent director" will be disclosed in the annual proxy statement.

IV.   BOARD COMMITTEES.

      Composition of Committees.

      The Board has the following four committees: Corporate Governance and Nominating Committee, Audit Committee, Compensation Committee and Stock Option Committee. All of the members of the Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee will meet the criteria for independence established by the Nasdaq Stock Market, the Securities and Exchange Commission, and applicable law. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees.

      Responsibilities of Each Committee.

      The Audit Committee is responsible for overseeing Celeritek's financial reporting process. In discharging its responsibilities, the Audit Committee, among other things, monitors Celeritek's system of internal controls, reviews and evaluates independent auditors, including the independence of such auditors, recommends or replaces such auditors, and reports to the Board the results of such auditors' examinations and recommendations.

      The Compensation Committee is responsible for, among other things, reviewing and recommending to the Board the compensation and benefits for Celeritek's CEO and other executive officers, making recommendations to the Board with respect to incentive compensation plans. The Compensation Committee may grant options to Celeritek's employees pursuant to Celeritek's equity compensation plans.

      The Corporate Governance and Nominating Committee is responsible for, among other things, assisting the Board by identifying prospective director nominees and determining the director nominees for the next annual meeting of shareholders; developing and recommending to


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the Board the governance principles; overseeing the evaluation of the Board and management; and recommending to the Board director nominees for each committee.

      The Stock Option Committee has the authority to grant stock options under Celeritek's equity compensation plans to non-executive officers and consultants.

      Committee Charters.

      The Corporate Governance and Nominating Committee, Audit Committee and Compensation Committee shall each have its own charter. Each charter will set forth the principles, policies, objectives and responsibilities of the committee in addition to the qualifications for committee membership. The charters will provide that each committee will meet to review its performance once a year.

      Meeting Procedures.

      Each committee will, in consultation with the appropriate members of management and in accordance with the committee's charter, determine the frequency and length of committee meetings and develop the committee's agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each committee will be furnished to the full Board.

      Outside Consultation.

      The Board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and shall have the power to hire independent legal, financial and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of Celeritek in advance.

      New Committees.

      The Board may, from time to time, form new committees as it deems appropriate.

V.    BOARD ACCESS TO MANAGEMENT AND THIRD-PARTIES.

      Access to Management.

      The Board has complete access to all Celeritek officers and employees. Any meetings or contacts that a director desires to initiate may be arranged directly by the director or through the CEO or other Celeritek officer. The directors should use their judgment to ensure that any such contact or communication is not disruptive to the business operations of Celeritek.

      The Board welcomes the attendance of senior officers at each Board meeting. The Board also encourages management to schedule managers to present at Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in


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these areas, or (b) have future potential that management believes should be given exposure to the Board.

      Interaction with Third Parties.

      The Board believes that management speaks for Celeritek. Individual Board members may occasionally meet or otherwise communicate with various constituencies that are involved with Celeritek, but it is expected that Board members would do this with the knowledge of management and, in most instances, absent unusual circumstances or as contemplated by the committee charters, at the request of management.

VI.   DIRECTOR COMPENSATION.

      The form and amount of director compensation will be determined by the entire Board or the Compensation Committee. It is appropriate for the staff of Celeritek to report from time to time to the Board or the Compensation Committee on the status of Board compensation in relation to other comparable U.S. companies. The Board or the Compensation Committee will conduct an annual review of director compensation.


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